Exhibit 3.3(a)

                           PROMETHEUS HOMEBUILDERS LLC
                 c/o Lazard Freres Real Estate Investors L.L.C.
                        30 Rockefeller Plaza, 63rd Floor
                            New York, New York 10020


                                February 4, 1999


PERSONAL AND CONFIDENTIAL
-------------------------

The Fortress Group, Inc.
1650 Tysons Boulevard
McLean, Virginia 22102
Attn.: Secretary


                  Reference is made to that certain Amended and Restated Stockholders Agreement, dated as of March 6, 1998 (the "Agreement'), by and among The Fortress Group, Inc. (the "Company"), Prometheus Homebuilders LLC (the "Purchaser") and the Stockholders named therein.

                  The Purchaser is hereby giving notice pursuant to Section 3.2(d) of the Agreement that it elects to have Sections (A) and (B) of Article Eleventh of the Certificate of Incorporation of the Company be of no further force and effect as of the date hereof; provided that such election is expressly conditioned upon the amendments to the Bylaws of the Corporation and the subsidiaries of the Corporation in the form attached hereto as Exhibit A becoming effective.



                                            Very truly yours,



                                            PROMETHEUS HOMEBUILDERS LLC



                                            By:
                                                -------------------------------
                                                Name:
                                                Title: